Exhibit 10.1

FRANKLIN RESOURCES, INC.

2006 DIRECTORS DEFERRED COMPENSATION PLAN

Amended and Restated Effective as of December 14, 2007

Originally Effective as of December 15, 2005

FRANKLIN RESOURCES, INC.

2006 DIRECTORS DEFERRED COMPENSATION PLAN

Franklin Resources, Inc., a Delaware corporation, in order to retain the services of and provide incentives to its non-employee Directors, hereby adopts this amended and restated deferred compensation plan, effective as of December 14, 2007; this plan was originally adopted effective as of December 15, 2005.

RECITALS

WHEREAS, the Company (as defined below) has adopted a deferred compensation plan that is unfunded for tax and Title I of ERISA (as defined below) purposes to permit its non-employee Directors (as defined below) to postpone receipt and taxation of certain specific amounts of compensation in accordance with the terms hereof;

NOW THEREFORE, the Company hereby amends and restates this deferred compensation plan.

ARTICLE 1

DEFINITIONS

1.1 “Beneficiary” shall mean the beneficiary or beneficiaries designated by a Director to receive his or her deferred compensation benefits in the event of the Director’s death.

1.2 “Board of Directors” shall mean the board of directors of the Company.

1.3 “Change in Control” shall mean the occurrence of any change in ownership of the Company, change in effective control of the Company, or change in the ownership of a substantial portion of the assets of the Company, as defined in Code Section 409A(a)(2)(A)(v), the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

1.4 “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

1.5 “Committee” shall mean the Compensation Committee of the Board of Directors unless an alternate committee is designated by the Board of Directors to administer the Plan in accordance with Article 8 below. If the Board of Directors has not appointed such a committee, then each reference to the “Committee” shall be construed to refer to the Board of Directors.

1.6 “Common Stock” shall mean the common stock of the Company.

1.7 “Company” shall mean Franklin Resources, Inc., a Delaware corporation, and any successor organization thereto.

1.8 “Compensation” shall mean any fees (including meeting fees, committee fees, chairperson fees as well as all other fees) payable or an annual or other stock or Company equity or mutual fund grant issuable by the Company to a Director with respect to his or her service as a Director.

1.9 “Deferral” shall mean a contribution of Compensation credited under the Plan made by the Company (or a subsidiary of the Company, as applicable) on behalf of a specified Participant and shall include any notional distributions credited pursuant to Section 3.4 below.

1.10 “Deferred Compensation Account” shall mean the separate account established under the Plan and the Trust, if any, for each Participant. From time to time, the Company shall furnish each Participant with a statement of his or her Deferred Compensation Account balance.

1.11 “Director” shall mean (a) a member of the Board of Directors who is not an employee of the Company or (b) a member of the board of directors of any subsidiary of the Company who is not an employee of the Company or such subsidiary of the Company.

1.12 “Disability” shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as defined in Code Section 409A(a)(2)(C), the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

1.13 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.14 “Participant” shall mean a Director who has elected to participate in the Plan; references to a Participant herein shall refer also to his or her designated Beneficiary where the context so requires.

1.15 “Plan” shall mean this Franklin Resources, Inc. 2006 Directors Deferred Compensation Plan.

1.16 “Separation from Service” shall mean the date a Participant ceases to serve as a Director of the Company or any subsidiary of the Company. Notwithstanding the foregoing, no payments under the Plan shall be triggered by any Separation from Service that is not considered to constitute a “separation from service” within the meaning of Section Code 409A(a)(2)(A)(i) and its related regulatory and administrative guidance, as determined by the Committee in its sole discretion.

1.17 “Trust” or “Trust Agreement” shall mean the Franklin Resources, Inc. Deferred Compensation Trust Agreement (if and when adopted by the Company) which is intended to conform to terms of the model trust described in Revenue Procedure 92-64, 1992-2 C.B. 422, including any amendments thereto, entered into between the Company and the Trustee to carry out the provisions of the Plan.

1.18 “Trust Fund” shall mean the cash and other property held and administered by the Trustee pursuant to the Trust (if any) to carry out the provisions of the Plan.

1.19 “Trustee” shall mean the designated trustee acting at any time under the Trust.

1.20 “Unforeseeable Emergency” shall mean an unforeseeable emergency as defined in Code Section 409A(a)(2)(B)(ii)(I) (as limited by Code Section 409A(a)(2)(B)(ii)(II)), the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.1

ARTICLE 2

PARTICIPATION

2.1 Eligible Participants. The Committee shall, from time to time, designate by name those Directors who are eligible to participate in the Plan and the date upon which each such Directors participation may commence. All designated Directors shall be notified by the Committee of their eligibility to participate.

ARTICLE 3

CONTRIBUTIONS AND DETERMINATION OF BENEFITS

3.1 Contributions to the Plan. Participants may make Deferrals by electing to defer the payment or issuance, as applicable, of all or any part of his or her Compensation in accordance with the terms hereof. Elections shall be made in the form attached hereto as Exhibit B. Elections must be made no later than the last day of the deferral election period. The last day of the deferral election period shall be (i) December 31st of the calendar year prior to the calendar year in which the Participant will render the services for which he or she will receive any part of the Compensation payable to the Participant during that year or (ii) in the first year in which a Participant first becomes

[1]	Code Section 409A(a)(2)(B)(ii) provides the following definition of “unforeseeable emergency”:

Unforeseeable emergency. For purposes of subparagraph (A)(vi) —

(I) In general. The term “unforeseeable emergency” means a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant's spouse, or a dependent (as defined in Section 152(a)) of the participant, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

(II) Limitation on distributions. The requirement of subparagraph (A)(vi) is met only if, as determined under regulations of the Secretary, the amounts distributed with respect to an emergency do not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

eligible to participate in the Plan (within the meaning of Section 1.409A-2(a)(7)(ii)), thirty (30) days after the Participant becomes eligible to participate in the Plan. No direct contributions by Participants are required or permitted. An election to defer Compensation shall be effective on the date an eligible Participant delivers a completed deferral election form to the Committee or its designee; provided, however, that, if the Participant delivers another properly completed election to defer Compensation prior to the close of the deferral election period described in this Section 3.1, the deferral election on the form bearing the latest date shall control. On the last day of the deferral election period, the controlling election made prior to the close of the period shall be irrevocable.

3.2 Investment Elections. In accordance with rules, procedures and options established by the Committee, and subject to Section 3.5 hereof, each Participant shall be permitted to provide written instructions regarding the investment of his or her Deferred Compensation Account. Each Participant may direct that his or her Deferred Compensation Account be invested in shares of Common Stock and/or one or more Franklin Templeton mutual funds as selected by the Participant; provided, however, that the Committee shall have the authority, in its sole discretion, with or without notice, to change or eliminate one or more of the foregoing investment alternatives available to the Participant at any time. Each Participant shall direct the investment of his or her Deferred Compensation Account by submitting to the Company an Investment Direction in the form set forth at Exhibit C. In accordance with procedures established by the Committee, each Participant may change his or her investment directions effective as of the first day of any calendar quarter. Such changes may be made on a validly submitted Investment Direction in the form set forth at Exhibit C no later than the last day of any calendar quarter preceding the effective date of the change. If a Participant fails to provide any investment directions at a time when the Participant has a positive balance in the Deferred Compensation Account, the Company or the Committee shall deem the entire Deferred Compensation Account invested in shares of Company Common Stock. The Company may invest assets allocable to a Participant’s Deferred Compensation Account in any manner, in any amount and for any period of time which the Company in its sole discretion may select; but the Company must credit or charge the Participant’s Deferred Compensation Account with the same earnings, gains or losses that the Participant would have incurred if the Company had invested the assets allocable to the Participant’s Deferred Compensation Account in the specific investments, in the specific amounts and for the specific periods directed by the Participant. If and to the extent that the Plan is determined to be subject to the fiduciary provisions of Part 4 of Title I of ERISA, the Plan shall be treated as a plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1, in which Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or a Participant’s Beneficiary.

3.3 Investment Earnings or Losses. Any amounts credited to a Participant’s Deferred Compensation Account may increase or decrease as a result of the Company’s investment of such amounts, as described in Section 3.2 above. In a manner consistent with the allocations described in Section 3.2, the investment earnings or losses under this Section 3.3 shall be credited to a Participant’s Deferred Compensation Account, as determined in good faith by the Committee. Each Participant and each Participant’s Beneficiary understand and agree that they assume all risk in connection with any decrease in the value of the Deferred Compensation Account as invested in accordance with these Sections 3.2 and 3.3.

3.4 Contribution of Notional Distributions. The Deferred Compensation Account of each Participant shall be credited with notional dividends and other distributions at the same time, in the same form and in the same manner, and in equivalent amounts as dividends and other distributions that are payable from time to time with respect to investments selected by the Participant under the Deferred Compensation Account. Any such notional dividends and other distributions shall be valued as of the date on which they are credited to a Participant’s Deferred Compensation Account and reallocated to acquire additional shares of the investments selected by a Participant under the Deferred Compensation Account. If such notional dividends and other distributions are credited in a form other than Common Stock, shares of Franklin Templeton mutual funds or cash, the Committee will determine their value in good faith.

3.5 Blackout Periods. Notwithstanding anything herein to the contrary, during any “blackout period” (as defined in Regulation BTR promulgated by the Securities and Exchange Commission and referred to hereinafter as “Regulation BTR”) in connection with the Plan, if a Participant otherwise would defer receipt of such Participant’s Director fees for services rendered as a Director during such blackout period under the Plan and/or direct the investment of such fees in shares of the Common Stock during such blackout period, the Company shall not cause an actual or deemed investment by the Company of such Director fees into shares of Common Stock during such blackout period, but, rather, shall take all steps necessary or appropriate to suspend such investment during, and until then end of, such blackout period required by Regulation BTR. As soon as practicable following the termination of the blackout period required by Regulation BTR, the Company shall cause an actual or deemed investment of the Director fees in shares of Common Stock in accordance with Section 3.2 and such Director’s applicable deferral or investment election. Also, during any period that the Director fees are not invested in Common Stock as a result of this Section 3.5, such fees will be credited with interest at the same rate applicable to dividends paid by a Franklin Templeton money market fund as determined by the Committee.

3.6 Valuation of Participant’s Deferred Compensation Account. The value of a Participant’s Deferred Compensation Account as of any date shall be determined based on the value of the underlying investments (selected by the Participant or otherwise in accordance with Section 3.2 hereof) as of the date the value of the Deferred Compensation Account is determined. The value of each underlying investment shall be determined based on the closing sales price for such investment as quoted or otherwise reported on the date of determination (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

ARTICLE 4

VESTING AND DISTRIBUTION OF BENEFITS

4.1 Vesting of Deferred Compensation Accounts. A Participant’s Deferred Compensation Account shall be fully vested at all times.

4.2 Form of Payment. Distributions under the Plan shall be paid solely in cash.

4.3 Scheduled Distribution of Deferred Compensation Accounts. Subject to Sections 4.4, 4.5, 4.6, 4.7 and 4.8, distribution of a Participant’s Deferred Compensation Account shall occur on the date or dates elected by the Participant pursuant to Section 3.1. In the event the valuation and distribution of all or a portion of a Participant’s Deferred Compensation Account shall occur on the same date, the distribution of all or a portion of the Participant’s Deferred Compensation Account shall be made as soon as administratively practicable following the valuation of the Participant’s Deferred Compensation Account but in no event later than the latest date permitted by Section 1.409A-3(d) of the Treasury regulations.

4.4 Change of Distribution Schedule. A Participant may elect, at any time, to change his or her distribution date(s), provided that such election shall not take effect for one (1) year from the date of the new election and that under the amended payment schedule, each distribution installment (or lump sum) shall occur no earlier than five (5) years after such installment (or lump sum) would have been paid under the prior distribution schedule, and in conformance with Code Section 409A(a)(4)(C), the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time. Notwithstanding the foregoing, for purposes of subsequent changes to an election to receive distributions in a series of installment payments, the series of installment payments shall be treated as the entitlement to a single payment. As a result, any change to a previously-scheduled distribution shall not take effect for one (1) year from the date of the new election and distribution installments (or a lump sum payment) shall occur no earlier than five (5) years after the date the first distribution would have been paid under the prior schedule of installment payments.

4.5 Change in Control. In the event of a Change in Control prior to complete distribution to a Participant of the entire balance of his or her Deferred Compensation Account, the remaining balance of the Participant’s Deferred Compensation Account shall be determined and payable to the Participant either (a) in accordance with the Participant’s distribution schedule, or (b) in a lump sum immediately prior to the consummation of the Change in Control, as previously elected by the Participant on Exhibit B or in the Supplemental Deferral Election Form, as applicable.

4.6 Death Benefit. Upon the death of a Participant prior to complete distribution to him or her of the entire balance of his or her Deferred Compensation Account, the remaining balance of his or her Deferred Compensation Account on the date of death shall be payable to the Participant’s Beneficiary designated on Exhibit A. The remaining balance of a Participant’s Deferred Compensation Account on the date of death shall be payable to the Participant’s Beneficiary either (a) in accordance with the Participant’s distribution schedule or (b) in a lump sum, as previously elected by the Participant on Exhibit B.

4.7 Disability Benefit. Upon a Participant’s Disability prior to complete distribution to him or her of the entire balance of his or her Deferred Compensation Account, the remaining balance of his or her Deferred Compensation Account on the date of Disability shall be payable to the Participant either (a) in accordance with the Participant’s distribution schedule or (b) in a lump sum, as previously elected by the Participant on Exhibit B or in the Supplemental Deferral Election Form, as applicable.

4.8 Accelerated Full or Partial Distributions. Notwithstanding the foregoing, the Committee may accelerate the payment of a Participant’s Deferred Compensation Account in any of the following circumstances, and in such event, the distributed amounts shall be deducted from the Participant’s Deferred Compensation Account balance.

(a) Unforeseeable Emergency. In the event of an Unforeseeable Emergency, the Committee may, in its sole discretion, permit distribution to a Participant from his or her Deferred Compensation Account of an amount no greater than the amount necessary to satisfy the emergency plus any taxes reasonably anticipated as a result of the distribution.

(b) Domestic Relations Order. In its sole discretion, the Committee may permit acceleration of the time or schedule of a payment under the Plan to an individual other than the Participant as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

(c) Conflict of Interest. In its sole discretion, the Committee may permit the acceleration of the time or schedule of a payment under the Plan (i) to the extent necessary to permit any Participant who becomes employed in the Federal executive branch to comply with an ethics agreement with the Federal government; or (ii) to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local, or foreign ethics or conflicts of interest law.

(d) De Minimis Distribution. In its sole discretion, the Committee may distribute a Participant’s entire Deferred Compensation Account balance in a single lump sum payment to the Participant, provided that (i) the value of the Participant’s Deferred Compensation Account as of the relevant distribution date does not exceed the applicable dollar amount then in effect under Code Section 402(g)(1)(B); and (ii) the payment accompanies the termination of the entirety of the Participant’s interest in the Plan and all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Section 1.409A-1(c)(2)of the Treasury regulations.

(e) Employment Taxes. In its sole discretion, the Committee may permit acceleration of the time or schedule of a distribution under the Plan as may be necessary to pay the Federal Insurance Contributions Act (“FICA”) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) (as applicable) on amounts deferred under the Plan. In addition, the Committee may permit acceleration of the time or schedule of a distribution under the Plan as may be necessary to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or non-U.S. tax laws as a result of the payment of the FICA tax, and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes. Notwithstanding the foregoing, the total accelerated distribution to a Participant under this Section 4.8(e) shall not exceed the aggregate amount of FICA taxes and the income tax withholding related to such amount of FICA taxes.

(f) Income Inclusion under Code Section 409A. In its sole discretion, the Committee may permit acceleration of the time or schedule of a distribution under the Plan at any time the Plan fails to meet the requirements of Code Section 409A and its related Treasury regulations. Notwithstanding the foregoing, the total accelerated distribution to a Participant under this Section 4.8(f) shall not exceed the amount required to be included as income by the Participant as a result of the failure to meet the requirements of Code Section 409A and the applicable Treasury regulations.

4.9 Delay of Distributions. To the extent permitted under Code Section 409A and the related Treasury regulations, a scheduled distribution of a Participant’s Deferred Compensation Account shall be delayed to a date after the scheduled payment date under any of the following circumstances:

(a) Company’s Financial Exigency. A scheduled distribution of a Participant’s Deferred Compensation Account shall be delayed to a date after the scheduled payment date in the event the Committee reasonably anticipates that making the distribution will jeopardize the Company’s ability to continue as a going concern. Any such delayed distribution shall be made during the first taxable year of the Participant when the making of the distribution will not cause such a risk to the Company.

(b) Payments that would Violate Federal Securities Laws or other Applicable Law. A scheduled distribution from a Participant’s Deferred Compensation Account shall be delayed to a date after the scheduled payment date in the event the Committee reasonably anticipates that making the distribution will violate federal securities laws or other applicable law. The delayed distribution must be made at the earliest date at which the Committee reasonably anticipates that making the distribution will not cause such violation. For purposes of this Section 4.9(b), making a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of applicable law.

(c) Other Events and Conditions. The Committee may delay a scheduled distribution from the Participant’s Deferred Compensation Account upon such other events and conditions as may be prescribed in generally applicable guidance published in the Internal Revenue Bulletin relating to Code Section 409A.

4.10 Participant’s Rights Unsecured. The right of Participants and their Beneficiaries to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participants nor their Beneficiaries shall have any rights in or against any amount credited to their Deferred Compensation Accounts or any other specific assets of the Company, except as otherwise provided in the Trust Agreement. The Deferred Compensation Accounts shall be kept solely as nominal accounts, may be carried in cash or any other liquid assets, may be invested in Common Stock, or may be invested in any other assets as may be selected by the Committee in its sole and absolute discretion.

ARTICLE 5

DESIGNATION OF BENEFICIARY

5.1 Designation of Beneficiary. A Participant may designate a Beneficiary to receive any amount due hereunder to the Participant via written notice thereof to the Committee at any time prior to his or her death and may revoke or change the Beneficiary designated therein without the Beneficiary’s consent by written notice delivered to the Committee at any time and from time to time prior to the Participant’s death, provided that any such designation or change of designation naming a primary Beneficiary other than the Participant’s spouse shall be effective only if written spousal consent is provided to the Committee. If a Participant’s spouse is incapacitated, then the person who holds a power of attorney for the incapacitated spouse or other person authorized to act on behalf of the incapacitated spouse may provide the required spousal consent. If a Participant fails to designate a Beneficiary, or if no such designated Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. The designations of Beneficiaries shall be made in the form attached hereto as Exhibit A.

ARTICLE 6

TRUST PROVISIONS

6.1 Trust Agreement. The Company may establish the Trust for the purpose of retaining assets set aside by the Company pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan. Any benefits not paid from the Trust shall be paid from the Company’s general funds, and any benefits paid from the Trust shall be credited against and reduce by a corresponding amount the Company’s liability under the Plan. All Trust Funds shall be subject to the claims of general creditors of the Company in the event the Company is insolvent as defined in the Trust Agreement. The obligations of the Company to pay benefits under the Plan and the obligation of the Trustee to pay benefits under the Trust constitute an unfunded, unsecured promise to pay benefits in the future and the Participant and his or her Beneficiaries shall have no greater rights than general creditors of the Company. No Trust may hold assets located outside of the United States nor provide that assets will become restricted to the provision of benefits under the Plan in connection with a change in the Company’s financial health.

ARTICLE 7

AMENDMENT AND TERMINATION

7.1 Amendment or Termination.

(a) The Committee shall have the general authority, in its sole discretion, to amend, suspend, or terminate the Plan at any time and for any reason it deems appropriate; provided however, that neither an amendment to the Plan nor the Plan’s suspension or termination may adversely affect a Participant’s vested rights hereunder without such Participant’s prior written consent. Any amendment, suspension, or termination of the Plan must be pursuant to a written document that is executed by a duly-authorized officer of the Company. Except as required under Code Section 409A, no Deferrals shall be made during any suspension of the Plan or after termination of the Plan.

(b) Notwithstanding any provision in the Plan to the contrary, the Committee, in its sole discretion, may amend or modify the Plan in any manner to provide for the application and effects of Code Section 409A and any related regulatory or administrative guidance issued by the

Internal Revenue Service. To the extent applicable, the Committee shall have the authority to delay the payment of any benefits payable under the Plan to the extent it deems necessary or appropriate to comply with Code Section 409A(a)(2)(B)(i) (relating to payments made to certain “specified employees” of certain publicly-traded companies) and in such event, any such amount to which a Participant would otherwise be entitled during the six (6) month period immediately following his or her Separation from Service will be paid on the first business day following the expiration of such six (6) month period.

7.2 Liquidation of the Plan. In connection with the termination of the Plan under Section 7.1, the Committee may liquidate the Plan and distribute all Deferred Compensation Account balances; provided, however, that

(a) The termination and liquidation of the Plan does not occur proximate to a downturn in the financial health of the Company;

(b) All agreements, methods, programs, and other arrangements sponsored by the Company that would be aggregated with the Plan under Section 1.409A-1(c) of the Treasury regulations are also terminated and liquidated;

(c) No payments in liquidation of the Plan are made within twelve (12) months of the date on which the Company takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would have been payable under the terms of the Plan if the action to terminate and liquidate it had not occurred;

(d) All payments are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(e) Neither the Company nor any related entity (within the meaning of Section 1.409A-1(g) of the Treasury regulations) adopts a new plan that would be aggregated with the Plan under Section 1.409A-1(c) of the Treasury regulations within three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

7.3 Termination in the Event of Insolvency. To the extent permitted under Code Section 409A, the Committee shall have the authority, in its sole discretion, to terminate the Plan and distribute each Participant’s outstanding Deferred Compensation Account balance within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(a). The total accelerated distribution under this Section 7.3 must be included in a Participant’s gross income in the latest of:

(a) The calendar year in which the Plan is terminated;

(b) The calendar year in which the Participant’s Deferred Compensation Account balance is no longer subject to a substantial risk of forfeiture; or

(c) The calendar year in which distribution of the Participant’s Deferred Compensation Account is administratively practicable.

7.4 Automatic Termination of Plan. The Plan shall automatically terminate on the date when no Participant (or Beneficiary) has any right to or expectation of payment of further benefits under the Plan.

7.5 Other Termination Events. The Committee shall have the authority to terminate the Plan and distribute all Deferred Compensation Account balances to Participants or, if applicable, their Beneficiaries, upon the occurrence of such other events and conditions as may be prescribed in generally applicable guidance published in the Internal Revenue Bulletin relating to Code Section 409A.

ARTICLE 8

ADMINISTRATION

8.1 Administration. The Committee shall administer and interpret the Plan in accordance with the provisions of the Plan and the Trust Agreement (if any) and shall have the authority in its discretion to adopt, amend or rescind such rules and regulations as it deems advisable in the administration of the Plan. Any determination or decision by the Committee shall be made in its sole discretion and shall be conclusive and binding on all persons who at any time have or claim to have any interest under the Plan. Notwithstanding anything in the Plan to the contrary, the Committee shall administer and construe the Plan in accordance with Code Section 409A, the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time

8.2 Liability of Committee, Indemnification. The Committee shall not be liable for any determination, decision, or action made in good faith with respect to the Plan. The Company will indemnify, defend and hold harmless the members of the Committee from and against any and all liabilities, costs, and expenses incurred by such person(s) as a result of any act, or omission, in connection with the performance of such persons’ duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, gross misconduct, breach of fiduciary duty or willful failure to follow the lawful instructions of the Board or criminal acts of such persons. All members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

8.3 Expenses. The cost of the establishment and the adoption of the Plan by the Company, including but not limited to legal and accounting fees, shall be borne by the Company. The expenses of administering the Plan shall be borne by the Company, and the Company shall bear, and shall not be reimbursed by the Trust, for any tax liability of the Company associated with the investment of assets held by the Trust.

ARTICLE 9

GENERAL AND MISCELLANEOUS

9.1 Rights Against Company. Except as expressly provided by the Plan, the establishment of the Plan shall not be construed as giving to any Participant, employee or any person, any legal, equitable or other rights against the Company, or against its officers, directors, agents or members, or as giving to any Participant or Beneficiary any equity or other interest in the assets or business of the Company or giving any Participant the right to be retained in the employ of the Company. In no event shall the terms of service of a Participant, expressed or implied, be modified or in any way affected by the adoption of the Plan or Trust or any election under the Plan made by a Participant. The rights of a Participant or his or her Beneficiaries hereunder shall be solely those of an unsecured general creditor of the Company.

9.2 Claims Procedures. Claims for benefits under the Plan by a Participant (or his or her beneficiary or duly appointed representative) shall be filed in writing with the Committee. The Committee shall follow the procedures set forth in this Section 9.2 in processing a claim for benefits.

(a) Within 90 days following receipt by the Committee of a claim for benefits and all necessary documents and information, the Committee shall furnish the person claiming benefits under the Plan (the “Claimant”) with written notice of the decision rendered with respect to such claim. Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 90 day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 90 days from the end of the initial 90 day period.

(b) In the case of a denial of the Claimant’s claim, the written notice of such denial shall set forth (1) the specific reason(s) for the denial, (2) references to the Plan provisions upon which the denial is based, (3) a description of any additional information or material necessary for perfection of the application (together with an explanation why such material or information is necessary), and (4) an explanation of the Plan’s appeals procedures and the time limits applicable to these procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review. If no notice of denial is provided as herein described, the Claimant may appeal the claim as though his or her claim had been denied.

9.3 Appeals Procedures. A Claimant who wishes to appeal the denial of his or her claim for benefits or to contest the amount of benefits payable shall follow the administrative procedures for an appeal as set forth in this Section 9.3 and shall exhaust such administrative procedures prior to seeking any other form of relief.

(a) In order to appeal a decision rendered with respect to his or her claim for benefits or with respect to the amount of his or her benefits, the Claimant must file an appeal with the Committee in writing within 60 days after the date of notice of the decision with respect to the claim.

(b) The Committee shall provide a full and fair review of all appeals filed under the Plan and shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. In connection with the filing of an appeal, the Claimant may submit written comments, documents, records, and other information relevant to his or her appeal. The Committee will provided, upon the Claimant’s request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. The decision of the Committee shall be made not later than 60 days after the Claimant has completed his or her submission to the Committee of his or her appeal and any documentation or other information to be submitted in support of such appeal. Should special circumstances require an extension of time for processing, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial 60 day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed 60 days from the end of the initial 60 day period.

(c) The decision on the Claimant’s appeal shall be in writing and shall include specific reason(s) for the decision, written in a manner calculated to be understood by the Claimant and shall, in the case of a adverse determination, include: (1) the specific reason or reasons for the adverse determination; (2) reference to the specific plan provisions on which the benefit determination is based; (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his or her claim for benefits; and (4) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures.

(d) If the Committee does not respond within 120 days, the Claimant may consider his or her appeal denied.

(e) In the event of any dispute over benefits under the Plan, all remedies available to the disputing individual under this Section 9.3 must be exhausted before legal recourse of any type is sought.

9.4 Assignment or Transfer. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of a Participant or his or her Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or to dispose of any interest in the Plan shall be void.

9.5 Severability. If any provision of the Plan shall be declared illegal or invalid for any reason, said illegal or invalid provision shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision was not part of the Plan.

9.6 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine and neuter genders, the feminine gender includes the masculine and neuter genders and the neuter gender includes the masculine and feminine genders.

9.7 Governing Law. The validity and effect of the Plan and the rights and obligations of all persons affected hereby shall be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the internal laws of the State of California, without giving effect to any choice of law rule.

9.8 Payment Due to Incompetence. If the Committee receives evidence that a Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person who or trust which has been legally appointed or established for the benefit of such person.

9.9 Taxes. All amounts payable hereunder shall be reduced by any and all federal, state, and local taxes imposed upon the Participant or his or her Beneficiary which are required to be paid or withheld by the Company. The determination of the Company regarding applicable income and employment tax withholding requirements shall be final and binding on the Participant.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer as of this 16th day of January, 2008.

FRANKLIN RESOURCES, INC., a Delaware corporation

By:	/s/ Donna S. Ikeda
Donna S. Ikeda
Its:	Vice President, Human Resources - International

EXHIBIT A

FRANKLIN RESOURCES, INC.

2006 DIRECTORS DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION

In the event that I should die prior to the receipt of all amounts credited to my Deferred Compensation Account under the Franklin Resources, Inc. 2006 Directors Deferred Compensation Plan (the “Plan”), and in lieu of disposing of my interest1 in my Deferred Compensation Account by my will or the laws of intestate succession, I hereby designate the following person(s) as primary Beneficiary(ies) and contingent Beneficiary(ies) of my interest in my Deferred Compensation Account (please attach additional sheets if necessary):

Primary Beneficiary(ies) (Select only one of the three alternatives)

☐ (a) Individuals and/or Charities	% Share

Name __________________________________________________________________________________	_______

Address __________________________________________________________________________________________

Name __________________________________________________________________________________	_______

Address __________________________________________________________________________________________

Name __________________________________________________________________________________	_______

Address __________________________________________________________________________________________

Name __________________________________________________________________________________	_______

Address __________________________________________________________________________________________

[2]

A married Participant whose Deferred Compensation Account is community property may dispose only of his or her own interest in the Deferred Compensation Account. In such cases, the Participant’s spouse may designate the Participant or any other person(s) as the beneficiary(ies) of his or her interest in the Deferred Compensation Account on a separate Beneficiary Designation.

Exhibit A	A-1

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

The______________________________________________ Trust, dated ________________________ (print name of trust) (fill in date trust was established)

Contingent Beneficiary(ies) (Select only one of the three alternatives)

☐ (a) Individuals and/or Charities	% Share

Name __________________________________________________________________________________	_______

Address ___________________________________________________________________________________________

Name __________________________________________________________________________________	______

Address ___________________________________________________________________________________________

Name __________________________________________________________________________________	______

Address ___________________________________________________________________________________________

Name __________________________________________________________________________________	_______

Address ___________________________________________________________________________________________

Exhibit A	A-2

☐ (b) Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

The______________________________________________ Trust, dated ________________________ (print name of trust) (fill in date trust was established)

Should all the individual primary Beneficiary(ies) fail to survive me or if the trust named as the primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the contingent Beneficiary(ies) shall be entitled to my interest in the Deferred Compensation Account in the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exists at my death, such beneficiary’s share shall be divided among the remaining named primary or contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no individual primary Beneficiary(ies) or contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a primary Beneficiary or contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Deferred Compensation Account shall be disposed of by my will or the laws of intestate succession, as applicable.

Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Plan.

This Beneficiary Designation is effective until I file another such Beneficiary Designation with the Company. Any previous Beneficiary Designations are hereby revoked.

Submitted by:		Filing Acknowledgement:

☐ Participant ☐ Participant’s Spouse		Franklin Resources, Inc.

By:
Name:		Its:
Date:	_________________________________________________	Filed with the records of the Company this day of , 20

Exhibit A	A-3

Spousal Consent for any interest in a Deferred Compensation Account that is Community Property

Participant’s spouse should file a separate beneficiary designation for the spouse’s community property interest in the Participant’s Deferred Compensation Account.

Spousal Consent for any interest in a Deferred Compensation Account that is not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date:

Exhibit A	A-4

EXHIBIT B

FRANKLIN RESOURCES, INC.

2006 DIRECTORS DEFERRED COMPENSATION PLAN

DEFERRAL ELECTION FORM

Name: ___________________

Deferral Elections

I hereby elect to defer the following Compensation amounts in accordance with the terms of the Franklin Resources, Inc. 2006 Directors Deferred Compensation Plan (the “Plan”). This election shall be effective for amounts earned as a Director of the Company and/or any subsidiary of the Company. This election shall remain in effect indefinitely for all years of service until terminated or modified by a subsequent deferral election form which shall generally be effective for amounts earned in the calendar year following the calendar year such subsequent deferral election form is filed with the Company:

☐	_______% of my annual stock grant(s).

☐	_______% of my other stock grant(s).

☐	_______% of my Directors’ fees.

☐	_______% of my meeting fees.

☐	_______% of my committee fees.

☐	_______% of my chairperson fees.

☐	_______% of all other fees.

Note:

As stated above, this election shall remain in effect indefinitely for all years of service until terminated or modified by a subsequent deferral election form. You can file a new election form at any time with respect to deferrals in a subsequent calendar year. A new election form must be filed no later than December 31st of the calendar year prior to the calendar year for which the new election will be effective.

Exhibit B	B-1

Distribution Elections

Once I am eligible to receive distributions from the Plan, my Plan deferrals, as adjusted for income, gains or losses under the Plan, shall be paid to me on the following date(s) and in the following increment(s). If the payment date is a Saturday, Sunday or holiday, then the payment shall be made on the next business day. Please elect either “Equal Payments Over a Period of Years” or “Fixed Payment Dates” and then make the appropriate sub-election(s).

1.	Lump Sum

☐	______________________ _________________________________________________________________

Percentage                                     Upon Separation from Service

2.	Equal Payments Over a Period of Years

☐	Substantially equal quarterly installments over five (5) years beginning on the earlier of the January 20, April 20, July 20, or October 20 immediately following my Separation from Service and continuing on each January 20, April 20, July 20, or October 20 thereafter.

☐	Substantially equal quarterly installments over ten (10) years beginning on the earlier of the January 20, April 20, July 20, or October 20 immediately following my Separation from Service and continuing on each January 20, April 20, July 20, or October 20 thereafter. (Note: Elect this alternative if you are not a resident of California and intend to comply with California R&TC Section 17952.5.)

Important Note:	For purposes of subsequent changes in the timing of the payments as elected above, the series of installment payments shall be treated as the entitlement to a single payment. If you wish to change this election for amounts previously deferred, (a) any change shall not take effect for one (1) year from the date of the new election and (b) distribution installments (or a lump sum payment) shall occur no earlier than five (5) years after the date the first distribution would have been paid under the prior distribution schedule.

3.	Fixed Payment Dates

☐ ______________

Percentage	Month	Day	Year

☐ ______________

Percentage	Month	Day	Year

Exhibit B	B-2

☐ ___________________

Percentage	Month	Day	Year

☐ ___________________

Percentage	Month	Day	Year

Important Note:	If you wish to change this election for amounts previously deferred, (a) any change shall not take effect for one (1) year from the date of the new election and (b) each distribution (or lump sum) shall occur no earlier than five (5) years after such distribution (or lump sum) would have been paid under the prior distribution election.

Once the payout of my Plan deferrals has commenced, dividends and other distributions accrued with respect to my Plan deferrals shall be paid to me in the following manner:

Dividends and other distributions accrued with respect to Franklin Templeton Mutual Funds:

☐	Reinvested.

☐	Paid out on the next payment date.

Dividends and other distributions accrued with respect to Company Common Stock:

☐	Reinvested.

☐	Paid out on the next payment date.

Upon my death prior to the complete distribution of my Plan deferrals (as adjusted for income, gains and losses under the Plan), the remaining balance shall be payable to my designated beneficiary in the following manner:

☐	In a lump sum.

☐	In accordance with the distribution schedule elected by me on this Exhibit B.

Exhibit B	B-3

In the event of my Disability prior to the complete distribution of my Plan deferrals (as adjusted for income, gains and losses under the Plan), the remaining balance shall be payable in the following manner:

☐	In a lump sum.

☐	In accordance with the distribution schedule elected by me on this Exhibit B.

In the event of a Change in Control prior to the complete distribution of my Plan deferrals (as adjusted for income, gains and losses under the Plan), the remaining balance shall be payable in the following manner:

☐	In a lump sum immediately prior to the consummation of a Change in Control.

☐	In accordance with the distribution schedule elected by me on this Exhibit B.

Submitted by:		Filing Acknowledgement:

Participant		Franklin Resources, Inc.

By:
Name:		Its:
Date:	_________________________________________________	Filed with the records of the Company this day of , 20

Exhibit B	B-4

EXHIBIT C

FRANKLIN RESOURCES, INC.

2006 DIRECTORS DEFERRED COMPENSATION PLAN

INVESTMENT DIRECTION

Effective Date of Change in Investment Direction:

(select first day of any upcoming calendar quarter)

The Participant hereby directs the investment of his or her Deferred Compensation Account in Franklin Resources, Inc. Common Stock and/or one or more Franklin Templeton mutual funds in accordance with the percentages indicated below.

INVESTMENT	Percentage

Franklin Resources, Inc. Common Stock	%

____________________________________________________________________________	%

____________________________________________________________________________	%

____________________________________________________________________________	%

____________________________________________________________________________	%

100%

Submitted by:		Filing Acknowledgement:

Participant		Franklin Resources, Inc.

By:
Name:		Its:
Date:	_________________________________________________	Filed with the records of the Company this day of , 20

Exhibit C	C-1

FRANKLIN RESOURCES, INC.

2006 DIRECTORS DEFERRED COMPENSATION PLAN

SUPPLEMENTAL DEFERRAL ELECTION FORM

Name:

This Supplemental Deferral Election Form is in addition to the Deferral Election Form I have previously filed with Franklin Resources, Inc. (the “Company”) with respect to the Franklin Resources, Inc. 2006 Directors Deferred Compensation Plan (the “Plan”) and relates only to payment of my Plan deferrals in any of the circumstances described below. This supplemental election shall remain in effect indefinitely for all years of service until terminated or modified by a subsequent deferral election form which shall generally be effective for amounts earned in the calendar year following the calendar year such subsequent deferral election form is filed with the Company:

In the event of my Disability prior to the complete distribution of my Plan deferrals (as adjusted for income, gains and losses under the Plan), the remaining balance shall be payable in the following manner:

☐	In a lump sum.

☐	In accordance with the distribution schedule elected by me on the Deferral Election Form (Exhibit B of the Plan).

In the event of a Change in Control prior to the complete distribution of my Plan deferrals (as adjusted for income, gains and losses under the Plan), the remaining balance shall be payable in the following manner:

☐	In a lump sum immediately prior to the consummation of the Change in Control.

☐	In accordance with the distribution schedule elected by me on the Deferral Election Form (Exhibit B of the Plan).

Special Election Relating to Existing Supplemental Deferral Election

If you have previously elected to receive quarterly installment payments under the Plan, a special one-time election is now available to modify the date on which your distributions will commence. You may also elect to retain your existing deferral election. In either event, please select one of the following alternatives:

☐	Retain existing deferral election. I understand that my quarterly installment payments will commence on the April 20 following the date on which the event triggering my distribution occurs and will continue thereafter on each following July 20, October 20, January 20, or April 20.

☐	Amend existing deferral election. I understand that my quarterly installment will be commence to be made on the earlier of the January 20, April 20, July 20, or October 20 immediately following the date on which the event triggering my distribution occurs and will continue thereafter on each following January 20, April 20, July 20, or October 20.

Submitted by:		Filing Acknowledgement:
Participant		Franklin Resources, Inc.

By:
Name:		Its:
Date:	_________________________________________________	Filed with the records of the Company this day of , 20